Exhibit 5.1

                                 BRYAN CAVE LLP
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000

                            FACSIMILE: (212) 541-4630

                                 October 4, 2002



Terex Corporation
500 Post Road East
Westport, Connecticut 06880

     Re:  Terex Corporation Registration Statement on Form S-3
          (Registration No. 333-74840)

Ladies and Gentlemen:

     We are rendering this opinion in connection with the issuance by Terex Corporation, a Delaware corporation (the "Company") of 64,871 shares of the Company's common stock, par value $0.01 per share (the "Shares") as described in the Prospectus Supplement dated October 3, 2002 and the accompanying Prospectus, dated January 9, 2002 (collectively, the "Prospectus Supplement") included in the Registration Statement on Form S-3 (Registration No. 333-74840) (the "Registration Statement"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Prospectus Supplement, (ii) the Registration Statement, (iii) the Offer of Accommodation, dated August 30, 2002, from the Company to the holders of the Company's expired and unexercised Common Stock Appreciation Rights (the "Offer of Accommodation"),
(iv) the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as currently in effect and (v) a specimen certificate evidencing the Company's common stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that the certificates evidencing the Shares will conform to the specimen examined by us.

     We are admitted to practice law in the State of New York, and our opinions herein reflect only the application of applicable New York law, the Federal law of the United States and to the extent required by the following opinions, the General Corporation Law of the State of Delaware. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and upon the issuance and delivery of the Shares in acordance with the Offer of Accommodation, the Shares will be validly issued, fully paid and non-assessable, and free of preemptive rights pursuant to law or in the Company's restated certificate of incorporation.

     We hereby consent to the filing of this opinion of counsel as an exhibit to the Form 8-K with which it is being filed. We also consent to the reference of the name of our firm under the heading "Legal Matters" in the Prospectus Supplement and the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ Bryan Cave LLP

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